Exhibit 10.38

Form of Amendment and Release of Noteholder Voting Agreement

                              2004

To:	Each Consenting Noteholder

Re:	Voting Agreement in respect of Telewest Communications Plc and Telewest Finance (Jersey) Limited (the “Voting Agreement”)

In November 2003 you placed into escrow your executed copy of the Voting Agreement. Telewest Communications plc (“Telewest”) and Telewest Finance (Jersey) Limited now seek:

(i)	your agreement to the following amendments to the form of the Voting Agreement, and

(ii)	your consent to the release of your executed Voting Agreement, as amended, from escrow.

All capitalised terms used in this agreement are defined in the Voting Agreement, unless otherwise indicated.

Amendments to form of Voting Agreement

Due to the passage of time since the voting agreements were signed, the “drop dead” dates agreed for the Financial Restructuring need to be updated. Each of the voting agreements and the bank commitment letter will now terminate or be terminable after the later of 90 days after the date of the commitment letter or 60 days after the date of any vote by creditors to approve the Plc Scheme and the Jersey Scheme (together with the Plc Scheme, the “Schemes”), subject to such vote occurring on or before 75 days after the date of the commitment letter. These dates will also be incorporated into the Schemes as longstop dates for the Schemes’ effectiveness.

The following amendments adjust the termination dates in the Voting Agreement to comport to those dates. The Liberty and IDT voting agreements will be amended on the same basis.

Existing paragraph 3(a) Deleted (and subsequent paragraphs renumbered (a) through (h)). This paragraph related to publishing the Schemes, and is no longer relevant.

Existing paragraph 3(b) Amended to read as follows:

(a)

the later of the date on which the order of the High Court which sanctions the Plc Scheme is delivered to the Registrar of Companies for registration and the dates on which the orders of the High Court and the Jersey Court which sanction the Jersey Scheme are delivered to the

Registrar of Companies and the Jersey Registrar of Companies, as appropriate, for registration (the “Effective Date”) shall not have occurred on or before the later of 90 days after the date of the letter agreement of the date hereof between, among others, Telewest, TCN, New Telewest and CIBC World Markets plc (as agent on behalf of the Telewest Group’s senior lenders) in relation to the Revised Senior Secured Facility Agreement (the “Commitment Letter”) or 60 days after the date of any vote by creditors to approve the Plc Scheme and the Jersey Scheme, subject to such vote occurring on or before 75 days after the date of the Commitment Letter; or

Existing paragraph 3(d) Amended to read as follows:

(c)	a failure to obtain any order of a court in England and Wales or Jersey, when applied for, or a requisite majority of shareholders to pass the Shareholder Resolution or creditors to approve the Plc Scheme or the Jersey Scheme, when sought, or each of the order of the High Court which sanctions the Plc Scheme and the orders of the High Court and the Jersey Court which sanction the Jersey Scheme not having been obtained, such Shareholder Resolution not having been passed and such approval not having been given, on or before the later of 90 days after the date of the Commitment Letter or 60 days after the date of any vote by creditors to approve the Plc Scheme and the Jersey Scheme, subject to such vote occurring on or before 75 days after the date of the Commitment Letter; or

Existing paragraph 3(x) Amended by changing the words “section 3(f)” to read “section 3(e)” as a consequence of deleting the existing paragraph 3(a).

Acceptance and Consent to Release from Escrow

To indicate your acceptance of the above amendments to the form of Voting Agreement and your consent to the release to Telewest of your original Voting Agreement currently held in escrow, please execute this agreement below and return to Telewest.

TELEWEST COMMUNICATIONS PLC

By:

Name: Title:

TELEWEST FINANCE (JERSEY) LIMITED

By:

Name: Title:

Agreed by Consenting Noteholder:

Dated:                      2004

CONSENTING NOTEHOLDER

By:

Name: Title: